EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71332) of EDT Learning, Inc., of our report dated June 6, 2003, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 6, 2003, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Costa Mesa, California
June 27, 2003